EXHIBIT 10.17.4.

AMENDMENT NO. 4 TO THE
MONSANTO COMPANY
ERISA PARITY SAVINGS AND INVESTMENT PLAN

(As Amended and Restated as of December 31, 2008
And Subsequently Amended Through June 11, 2012)

WHEREAS, Monsanto Company, a Delaware corporation (the “Company”), maintains the Monsanto Company ERISA Parity Savings and Investment Plan (As Amended and Restated as of December 31, 2008 and Subsequently Amended Through June 11, 2012) (the “Plan”) for the benefit of its eligible employees;

WHEREAS, the Plan was subsequently amended by Amendment No. 1, Amendment No. 2, and Amendment No. 3; and

WHEREAS, the Company, acting through the Internal People Committee or its delegate, reserved the right to amend the Plan pursuant to Section 10 thereof; and

WHEREAS, the Company wishes to further amend the Plan to (i) revise the accumulation and distribution rules associated with contributions made on behalf of Eligible Employees who have become Disabled and (ii) clarify the role of the Board People Committee with respect to Executive Officers.

NOW THEREFORE, effective immediately, the Plan is further amended as follows:

1.The last sentence of Section 3.1(q)(iii) is amended and restated to read as follows:

“However, a Disabled Participant’s eligibility to receive an Employer Excess Contribution pursuant to this 3.1(q)(iii) will cease upon the earlier to occur of (a) the Disabled Participant’s attainment of age 65, or (b) the withdrawal by the Disabled Participant of any portion of his Employer Core Account from the SIP Plan; and.”

2.The second sentence of Section 3.1(dd) is amended and restated to read as follows:

“The SIP Parity Account shall include the Participant’s Grandfathered Account, 2005-2009 Contribution Account and Post-2009 Contribution Account, as applicable, each of which shall include a “Deferral Election Sub-Account” for amounts credited pursuant to a Participant’s Deferral Election under Sections 4.1 and 4.2(a) (or the prior provisions of the Plan regarding deferrals by Participants), an “Employer Matching Sub-Account” for amounts that are credited pursuant to Section 4.2(b) and that are described in Section 3.1(q)(i), (ii) or (iv) (or the prior provisions of the Plan regarding Employer contributions), and a “Employer Core Contribution Sub-Account” for amounts that are credited pursuant to Section 4.2(b) and that are described in Section 3.1(q)(iii).”

3.The first sentence of Section 4.2(b) is amended and restated to read as follows:

“Employer Excess Contributions. An Eligible Employee who has made a Deferral Election and who reaches the Compensation Limitation or the Section 415 Limitation for a year and an Eligible Employee who has become Disabled and who is entitled to an Employer Excess Contribution pursuant to Section 3.1(q)(iii) shall have Employer Excess Contributions credited to his SIP Parity Account for the year as follows:”

4.Section 5.1(b) is amended and restated to read as follows:

“(b)    Timing and Form. The vested portion of a Participant’s 409A Account other than any portion of the Participant’s 409A Account that consists of an Employer Core Contribution Sub-Account, shall be paid to the Participant in cash in a single lump sum distribution in the thirteenth month that begins after the month of the Participant’s Separation from Service (e.g., for a Separation from Service that occurs on February 15, 2009, payment will be made in March 2010). Notwithstanding any other provision of the Plan to the contrary, including the provisions of Section 5.3 dealing with Subsequent Deferral Elections, the vested portion of a Participant’s 409A Account that consists of an Employer Core Contribution Sub-Account shall be paid to the Participant (or to the applicable Death Benefit Beneficiary or Beneficiaries of such Participant, as the case may be) in cash in a single lump sum distribution 60 days following the Participant’s (i) attainment of age 65, or (ii) death, whichever first occurs.”

5.A new final sentence is added to Section 11.1 to read as follows:

“Notwithstanding the foregoing, any Claim associated with a Claimant who is an Executive Officer must be submitted to the Board People Committee instead of the EBPC and the Board People Committee will apply the claim procedures described in this Section 11 in handling such Claim.”